UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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PAX WORLD GROWTH FUND, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SUPPLEMENT TO THE PROXY STATEMENT OF

PAX WORLD BALANCED FUND, INC.,

PAX WORLD GROWTH FUND, INC., AND

PAX WORLD HIGH YIELD FUND, INC.

This supplement modifies the proxy statement dated August 10, 2006 in connection with the solicitation of proxies by the Boards of Directors of Pax World Balanced Fund, Inc., Pax World Growth Fund, Inc. and Pax World High Yield Fund, Inc. (each a “Fund”) and together the “Funds”) to be voted at the 2006 Combined Annual Meeting of Shareholders (the “Meeting”), which will be held September 28, 2006 at 9 a.m., Eastern time, at the Sheraton Harborside, Portsmouth Hotel and Conference Center, 250 Market Street, Portsmouth, New Hampshire 03801. As stated in the proxy statement, only shareholders of record at the close of business on August 1, 2006 are entitled to vote at the Meeting. The proxies may be used at the Meeting and at any adjournment(s) or postponement(s) thereof.

This supplement provides additional information to that contained in the proxy statement that should be considered in casting your vote by proxy or in person at the Meeting.

This supplement is dated August 11, 2006.

MODIFICATION OF PROPOSAL SIX

As more fully described in Proposal Six contained in the proxy statement, shareholders are being asked to elect a board of Directors for each Fund. The Board of Directors has nominated Joseph F. Keefe to replace Thomas W. Grant as a nominee for Director for each Fund. Mr. Keefe, who has been the Chief Executive Officer of each Fund and of Pax World Management Corp., investment adviser to the Funds, has been named President and Chief Executive Officer of each Fund, and of Pax World Management Corp. He does not currently serve as a director of any Fund. As such, Mr. Keefe is an interested nominee. If elected, Mr. Keefe will serve until the next Annual Meeting of Shareholders of each Fund or until his successor shall have been chosen and shall have qualified or as otherwise provided in the By-laws of each Fund.

The tabular information on pages 44, 52 and 53 of the proxy statement regarding Mr. Grant is replaced with the following:

Interested Nominees

Name, Address and Age	Position(s) Held With Funds; Term of Office(1); and Length of Time Served	Principal Occupation(s) During Past Five Years and Other Directorships Held by Director or Officer	Number of Portfolios in the Pax World Fund Family Overseen by Director
Joseph Keefe 222 State Street Portsmouth, NH 03801; (52)	President and Chief Executive Officer – Balanced Fund (since 2006) President and Chief Executive Officer – Growth Fund (since 2006) President and Chief Executive Officer – High Yield Fund (since 2006)

Mr. Keefe is the Chief Executive Officer of the Adviser (since 2005) and is also the President and Chief Executive Officer of the Funds (since 2006). Previously, Mr. Keefe was President of NewCircle Communications LLC (2000-2005) and Executive Vice President and General Counsel of Citizens Advisers, Inc. (1997-2000). Prior to that, he was in private law practice for 16 years (1981-1997). He is Co-Chair of The Carbon Coalition, a member of the Board of Directors of Americans for Campaign Reform, and a former member of the Board of Directors of the Social Investment Forum (2000-2006).

None

Ownership of Shares in the Pax World Fund Family

The following table shows the amount of equity securities owned by Mr. Keefe in each Fund and in all investment companies in the Pax World Fund family as of December 31, 2005:

	Dollar Range of Equity Securities in the Balanced Fund	Dollar Range of Equity Securities in the Growth Fund	Dollar Range of Equity Securities in the High Yield Fund	Aggregate Dollar Range of Equity Securities in All Registered Investment Companies Overseen by Nominee in the Pax World Fund Family
Interested Nominees
Mr. Joseph F. Keefe	$50,001-$100,000	$0-$10,000	$10,001-$50,000	Over $100,000

Compensation of Directors

				Aggregate Pension Retirement Benefits	Estimated	Total Compensation from the
				Accrued	Annual	Funds and
	Aggregate Compensation		High	as Part of	Benefits	the Pax
Name of Person and Position	Balanced Fund	Growth Fund	Yield Fund	Fund Expenses	Upon Retirement	World Fund Family*
Interested Directors
Mr. Joseph F. Keefe*****	N/A	N/A	N/A	N/A	N/A	N/A

***** Mr. Keefe did not serve as a director for any Fund during the fiscal year ended December 31, 2005.

BY ORDER OF THE BOARDS OF DIRECTORS

Maureen Conley
Secretary of Pax World Balanced Fund, Inc.,
Pax World Growth Fund, Inc., and
Pax World High Yield Fund, Inc.